UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 6, 2012

APPLE REIT TEN, INC.

(Exact name of registrant as specified in its charter)

Virginia	000-54651	27-3218228
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

814 East Main Street, Richmond, Virginia	23219
(Address of principal executive offices)	(Zip Code)

(804) 344-8121

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Apple REIT Ten, Inc. (which is referred to below as the “Company” or as “we,” “us” or “our”) is filing this report in accordance with Item 1.01 of Form 8-K.

Item 1.01.	Entry into a Material Definitive Agreement.

On July 6, 2012, we caused one of our indirect wholly-owned subsidiaries (the “purchasing subsidiary”), to enter into an assignment of a purchase contract with Apple Suites Realty Group, Inc. (“ASRG”) for the purchase of all of the ownership interests in a limited liability company, Sunbelt-CNB, LLC, which owns one hotel under construction in Nassau Bay, Texas (within the Houston, Texas metropolitan area). ASRG entered into the purchase contract on July 7, 2011. ASRG is 100% owned by our Chairman and Chief Executive Officer, Glade Knight. There was no reimbursement of costs or consideration paid to ASRG for this assignment.

The hotel under construction is planned to be a Courtyard® by Marriott. The current plans call for 124 guestrooms and a purchase price of $14.6 million. If a closing occurs under the purchase contract, our purchasing subsidiary will be the sole member of the limited liability company.

The seller does not have any material relationship with us or our subsidiaries, other than through the purchase contract. In accordance with the purchase contract, deposits totaling $5,000 were paid by the Company. If our purchasing subsidiary terminates the purchase contract before closing, and the termination is not based on the seller’s failure to satisfy a required condition, the escrow agent will release the deposits to the seller. If a closing occurs under the purchase contract, the deposits will be credited toward the purchase price. The deposits made by the Company were funded by the Company’s ongoing offering of Units (with each Unit consisting of one common share and one Series A preferred share). It is expected that the payment of the purchase price under the purchase contract also would be funded, if a closing occurs, by the Company’s ongoing offering of Units.

Certain closing conditions must be met before or at the closing, and are not currently satisfied. They include, but are not limited to, the following: the seller having performed and complied in all material respects with the covenants under the purchase contract; the completion of the construction of the hotel; all third party consents having been obtained; the existing management and franchise agreements shall have been either terminated or assigned to one of our subsidiaries by the seller and as applicable new management and franchise agreements shall have been executed by one of our subsidiaries. If any of the closing conditions under the purchase contract are not satisfied by the seller, our purchasing subsidiary may terminate the purchase contract and receive a refund of the deposits.

Accordingly, as of the date of this report and until the closing of the purchase of the hotel, there can be no assurance that our purchasing subsidiary will acquire this hotel.

All brand and trade names, logos or trademarks contained, or referred to, in this Form 8-K are the properties of their respective owners.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Apple REIT Ten, Inc

By:	/s/ Glade M. Knight
Glade M. Knight, Chief Executive Officer
July 11, 2012